As filed with the Securities and Exchange Commission on May 27, 2025
Registration No. 333-287329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
(Amendment No. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LOCAL BOUNTI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	83-3686055
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

490 Foley Lane
Hamilton, MT 59840
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kathleen Valiasek
Chief Executive Officer,
President and Chief Financial Officer
490 Foley Lane
Hamilton, MT 59840
(800) 640-4016
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Albert W. Vanderlaan, Esq. Orrick, Herrington & Sutcliffe LLP 222 Berkeley Street, Suite 2000 Boston, MA 02116 (617) 880-1800	Margaret McCandless General Counsel Local Bounti Corporation 490 Foley Lane Hamilton, MT 59840 (800) 640-4016

From time to time after the effective date of this registration statement.
(Approximate Date of Commencement of Proposed Sale to the Public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Local Bounti Corporation (File No. 333-287329), originally filed on May 15, 2025 (the “Registration Statement”), is an exhibit-only filing being filed solely for the purpose of replacing the Exhibit 23.1 (consent of independent registered public accounting firm) previously filed with the Registration Statement with the Exhibit 23.1 (consent of independent registered public accounting firm) (the “Auditor’s Consent”) filed herewith to include a conformed signature which was inadvertently omitted. Accordingly, this Amendment consists only of the cover page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the Auditor’s Consent filed herewith as Exhibit 23.1. This Amendment does not modify any other part of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits

Exhibit No.	Description

23.1*	Consent of WithumSmith+Brown, PC
__________________
•Filed herewith.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Montana, on May 27, 2025.

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
Name:	Kathleen Valiasek
Title:	President, Chief Executive Officer and Chief Financial Officer
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Pursuant to the requirements of the Securities Act of 1933 this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kathleen Valiasek	Chief Executive Officer and Chief Financial Officer	May 27, 2025
Kathleen Valiasek	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Director	May 27, 2025
Pamela Brewster

*	Director	May 27, 2025
Craig M. Hurlbert

*	Director	May 27, 2025
Travis M. Joyner

*	Director	May 27, 2025
Michael Molnar

*	Director	May 27, 2025
Mark J. Nelson

*	Director	May 27, 2025
Matthew Nordby

*	Director	May 27, 2025
Charles R. Schwab, Jr.
*By: /s/ Kathleen Valiasek
Kathleen Valiasek
Attorney-in-Fact

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